Exhibit 99.2

Electromed Announces CEO Retirement and Succession Plan

NEW PRAGUE, Minn.--(BUSINESS WIRE)-- Electromed, Inc. (NYSE American: ELMD), a leader in innovative airway clearance technologies, today announced that Kathleen Skarvan will retire as President and Chief Executive Officer with a target effective date on or around July 1, 2023. After her retirement she will serve as a non-employee member and chair of the company’s board of directors. The Board of Directors is conducting a comprehensive search to identify a new President and CEO and engaged a national executive search firm to assist in the process.

Ms. Skarvan has served as the company’s Chief Executive Officer since 2012, joined the board of directors in 2013 and added the title of President in 2016. During her tenure leading the company, Ms. Skarvan has helped position Electromed as a leader in HFCWO airway clearance technology and has overseen a tripling of revenues and consistent profitability since 2015. Most recently, she implemented a multi-pronged strategic growth initiative that has resulted in a larger and more productive commercial team, increased market share and recently announced the limited market release of the fifth generation of innovation in airway clearance, the SmartVest® Clearway™.

“It has been a privilege to lead Electromed for over ten years, and with the Company well positioned for continued success, I believe now is the right time to begin the transition to the next generation of leadership,” stated Ms. Skarvan. “I look forward to continuing to work with the Board and management team over the coming months to identify an exemplary leader for our business and to ensure a successful transition.”

“On behalf of the Board, I would like to thank Kathleen for her vision and dedication during her tenure as CEO, and we are excited to welcome her as Board Chair following her retirement,” said Lee Jones, Chair of the Board. “In the meantime, the Board is committed to finding a world-class successor for Kathleen, and is grateful to have her continued leadership and guidance throughout this transition process.”

About Electromed, Inc.

Electromed, Inc. manufactures, markets, and sells products that provide airway clearance therapy, including the SmartVest® Airway Clearance System, to patients with compromised pulmonary function. It is headquartered in New Prague, Minnesota, and was founded in 1992. Further information about Electromed can be found at www.smartvest.com.

Cautionary Statements

Certain statements in this press release, including the timing of potential executive transitions, constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “expect,” “target,” “will,” and similar expressions, including the negative of these terms, but they are not the exclusive means of identifying such statements. Forward-looking statements cannot be guaranteed, and actual results may vary materially due to the uncertainties and risks, known or unknown associated with such statements. Examples of risks and uncertainties for the company include, but are not limited to, the duration, extent and severity of the COVID-19 pandemic, including its effects on our business, operations and employees as well as its impact on our customers and distribution channels and on economies and markets more generally; the competitive nature of our market; changes to Medicare, Medicaid, or private insurance reimbursement policies; changes to state and federal health care laws; changes affecting the medical device industry; our ability to develop new sales channels for our products such as the homecare distributor channel; our need to maintain regulatory compliance and to gain future regulatory approvals and clearances; new drug or pharmaceutical discoveries; general economic and business conditions; our ability to renew our line of credit or obtain additional credit as necessary; our ability to protect and expand our intellectual property portfolio; the risks associated with expansion into international markets, as well as other factors we may describe from time to time in the company’s reports filed with the Securities and Exchange Commission (including the company’s most recent Annual Report on Form 10-K, as amended from time to time, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this press release. We undertake no obligation to update them in light of new information or future events.

Contacts

Brad Nagel, Chief Financial Officer
(952) 758-9299
investorrelations@electromed.com

Mike Cavanaugh, Investor Relations
ICR Westwicke
(617) 877-9641
mike.cavanaugh@westwicke.com